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                                                                    EXHIBIT 99.1

                  HOUSEHOLD INTERNATIONAL INC. AND SUBSIDIARIES
                   DEBT AND PREFERRED STOCK SECURITIES RATINGS


                                     Standard &       Moody's
                                        Poor's       Investors
                                     Corporation      Service       Fitch, Inc.
AT DECEMBER 31, 2003
Household International, Inc.
     Senior debt                           A              A2             A
     Preferred stock                    BBB+            Baa1            A-

Household Finance Corporation
     Senior debt                           A              A1             A
     Senior subordinated debt             A-              A2            A-
     Commercial paper                    A-1             P-1           F-1

HFC Bank plc
     Senior debt                           A              A1             A
     Commercial paper                    A-1             P-1           F-1

Household Bank (SB), N.A.
     Senior debt                           A              A1             A